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                                                                   EXHIBIT 23(b)


                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Parkway Properties, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements of Parkway Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference in this Registration Statement of our reports on the statements of rental revenue and direct operating expenses included in Parkway Properties, Inc.'s Current Report on Form 8-K dated March 24, 1999.


                                                         /s/ Ernst & Young LLP

Jackson, Mississippi
December 10, 1999